Exhibit 1.1

Execution Version

PROASSURANCE CORPORATION

$250,000,000 5.30% Senior Notes due 2023

UNDERWRITING AGREEMENT

November 18, 2013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the Underwriters

Ladies and Gentlemen:

ProAssurance Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) acting severally and not jointly, the respective amounts set forth in such Schedule 1 of $250,000,000 aggregate principal amount of its 5.30% Senior Notes due 2023 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of November 21, 2013 (the “Base Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by a first supplemental indenture to be dated as of November 21, 2013 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1. Introductory. As used in this Agreement:

(i) “Applicable Time” means November 18, 2013 at 1:50 p.m. (New York City time);

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations (together, the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”);

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 2 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, any reference to the Registration Statement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of this Agreement; and all references to information that is “included” or “contained” in any Preliminary Prospectus, the Prospectus, the Registration Statement or the Pricing Disclosure Package (and any similar references) shall mean and include all information that is incorporated by reference therein pursuant to Form S-3 under the Securities Act. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to any document filed under the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)

A registration statement on Form S-3 (File No. 333-188786) relating to the Securities (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) became effective upon filing and remains effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as the representatives (“you or the “Representatives”) of the Underwriters. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)

The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405, without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 5). The Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.”

(c)

The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)

The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with (i) written information furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 9(e) and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (the “Form T-1”) of the Trustee under the Trust Indenture Act.

(e)

The Prospectus (including any applicable prospectus wrapper) will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 9(e).

(f)

The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)

The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 9(e).

(h)

Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied and will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably delayed or withheld). The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. No Issuer Free Writing Prospectus conflicted with or will conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus. The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(j)

Each of the Company and its subsidiaries listed on Schedule 3 hereto (herein called, collectively, the “Significant Subsidiaries”) has been duly incorporated, organized or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with full power and authority to own, lease and operate its properties and conduct its business; and each of the Company and its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, properties or business of the Company and its subsidiaries taken as a whole or on the performance by the Company of this Agreement (a “Material Adverse Effect”). The Company does not have any subsidiaries or control, directly or indirectly, any corporation, association or other entity other than the Significant Subsidiaries and those other subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company (other than the Significant Subsidiaries) is a “significant subsidiary” (as defined in Rule 405).

(k)

The authorized, issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), and other capital stock of the Company is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus (except for subsequent issuances, if any, of Common Stock pursuant to employee or director stock option or stock purchase plans). The shares of issued and outstanding Common Stock have been duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with federal and state securities laws. All of the outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock or other ownership interests of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party (collectively, “Liens”), except such Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)

The Indenture has been duly authorized by the Company and, upon effectiveness of the Registration Statement, was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m)

The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)

The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”). This Agreement has been duly authorized, executed and delivered by the Company.

(o)

None of the execution, delivery and performance of the Transaction Documents by the Company, the issuance, sale and delivery of the Securities by the Company, compliance by the Company with any of the provisions of the Transaction Documents nor the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Pricing Disclosure Package and the Prospectus will (i) conflict with or result in a breach or violation of any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (ii) result in the creation or imposition of any Lien upon any property or asset of the Company or any of its subsidiaries, (iii) result in a breach or violation of, or constitute a default under, the certificate of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries or (iv) violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, with respect to clauses (i), (ii) and (iv), conflicts, Liens or violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)

No permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required for the issue and sale of the Securities, the execution, delivery and performance of the Transaction Documents by the Company, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Pricing Disclosure Package and the Prospectus, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations or orders as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Securities through the Underwriters which have been made or obtained.

(q)

There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(r)

The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(s)

Since the date of the latest audited financial statements included or incorporated by reference in the most recent Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than the shares of capital stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock (other than regular cash dividends on the Common Stock), and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole, in each case in this paragraph (s) (except clause (v) hereof) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)

The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated (subject to year-end adjustments in the case of unaudited interim financial statements) and have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with such generally accepted accounting principles, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. The information in the Preliminary Prospectus and the Prospectus under the caption “Selected Historical Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)

Ernst & Young LLP, who have reported on certain financial statements of the Company included in the most recent Pricing Disclosure Package and the Prospectus and whose report appears in the most recent Preliminary Prospectus and the Prospectus or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder, and were independent public accountants as required by the Securities Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained or incorporated by reference in the most recent Pricing Disclosure Package and the Prospectus.

(v)

The Company’s ratios of earnings to fixed charges included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with Item 503(d) of Regulation S-K of the Commission. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable. The statistical and market-related data, if any, included in the most recent Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(w)

Neither the Company nor any subsidiary is, and as of the Closing Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Pricing Disclosure Package and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(x)

There is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated or threatened against the Company or any of its subsidiaries (excluding coverage and other claims made with respect to insurance policies issued by any Insurance Subsidiary (as defined below) for which claims reserves believed by the Company’s management to be adequate have been established) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)

There are no statutes or regulations, legal or governmental proceedings or contracts or other documents that would be required to be described in the Registration Statement, the most recent Pricing Disclosure Package or the Prospectus (in each case including, without limitation, the documents incorporated by reference therein) or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(z)

To the knowledge of the Company, after due inquiry, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or is imminent that would reasonably be expected to have a Material Adverse Effect.

(aa)

(i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its subsidiaries would have any liability, including, but not limited to, any liability relating to the Company or any of its subsidiaries being a member of a “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”)), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) there has been no failure to satisfy the minimum funding standard under Section 302 of ERISA or Section 412 of the Code and (C) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)

The Company and each of its subsidiaries have filed all Federal and all material state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, which returns are complete and correct in all material respects, and have paid all taxes due, and neither the Company nor any subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for any such taxes or assessments which are being contested in good faith by appropriate proceedings and for which appropriate reserves, if any, have been established in accordance with U.S. generally accepted accounting principles and statutory accounting principles, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Company that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)

Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, rule, regulation or order of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)

The Company and, to the knowledge of the Company, its officers and directors are in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ee)

Each of the Company and its subsidiaries hold such permits, licenses, patents, franchises, certificates of need, authorities and other approvals or authorizations from governmental or regulatory authorities (collectively, the “Permits”) (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states where it conducts business (the “Insurance Licenses”)) which are necessary under applicable law (i) to the conduct of its businesses as presently operated and (ii) to own its properties and conduct its businesses in the manner described in the most recent Pricing Disclosure Package and the Prospectus; each of the Company and its subsidiaries has fulfilled and performed all of its obligations necessary to maintain the Permits; there is no past, pending or, to the knowledge of the Company or any of its subsidiaries, threatened action, suit, proceeding or investigation that may reasonably be expected to lead to the revocation, termination or suspension of any Permit (including, without limitation, the Insurance Licenses); except, in each of the foregoing cases, as to Insurance Licenses, the failure of which to obtain or maintain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of the Company’s subsidiaries to their respective parent companies. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(ff)

The Company and its subsidiaries own or possess, or have the ability to acquire, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company nor its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if subject to any unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(gg)

The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)

Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) made any bribe or other unlawful payment.

(ii)	Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)

Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or other relevant sanctions authority (“Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities or business of any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Securities) of Sanctions.

(ll)

The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 2(i) or 6(a)(vi) (such consent not to be unreasonably withheld or delayed).

(mm)

The Company, nor its subsidiaries or its affiliates, has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(nn)

During the period beginning from the Applicable Time and continuing through the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any securities.

(oo)

The Company and its subsidiaries maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and statutory accounting principles. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and statutory accounting practices and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(pp)

The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that information relating to the Company and its subsidiaries required to be disclosed in the reports the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is made known to the Company’s principal executive officer and principal financial officer by others within those entities as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(qq)

Since the date of the latest audited financial statements incorporated by reference in the most recent Preliminary Prospectus, (i) the Company has not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(rr)

The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except where the failure to have such good and marketable title or the existence of any such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries, except where the failure of any such leases to be valid, subsisting or enforceable or the existence of such exceptions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)

The Company is not required to be licensed as an insurance company; the Company’s regulated insurance company subsidiaries (herein called, collectively, the “Insurance Subsidiaries”) are each duly licensed as insurers under the insurance laws and regulations of their respective states of domicile; and the Insurance Subsidiaries have filed with the appropriate insurance regulatory authorities all reports, documents and other information required to be filed under the applicable state insurance laws, respectively, except as to filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)

All reinsurance ceded treaties, contracts, agreements and arrangements to which the Company or any of the Insurance Subsidiaries is a party are in full force and effect, other than those that, by their terms, have expired or otherwise terminated, or those the failure of which to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation agreement, covenant or condition contained therein, which violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company or any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform such treaty, contract, agreements or arrangements or will be unable to perform such treaty, contract, agreement or arrangement where the failure to perform would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu)	Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2012. All insurance reserves reflected in the audited statutory financial statements of each of the Insurance Subsidiaries for the year ended December 31, 2012 and the unaudited quarterly statutory financial statements of each of the Insurance Subsidiaries for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013, each as filed with the insurance regulator of the relevant jurisdiction for such Insurance Subsidiary, were calculated in accordance with applicable statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction and generally accepted actuarial methodologies.

(vv)

The statutory annual and quarterly statements of each of the Insurance Subsidiaries and the statutory balance sheets and income statements included in such statutory annual and quarterly statements most recently filed with any applicable regulatory authority have been prepared in conformity with required or permitted statutory accounting principles or practices consistently followed, except as may otherwise be indicated in the notes thereto, and present fairly in all material respects the statutory financial position of each Insurance Subsidiary as at the dates thereof, and on a statutory basis for the periods covered thereby.

(ww)

No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Pricing Disclosure Package or the Prospectus which is not so described.

(xx)

The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Notes,” “Description of Debt Securities” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the Securities and other documents and legal matters referred to therein, are accurate in all material respects.

(yy)

Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(zz)

Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter, (ii) the Company will not use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in Financial Industry Regulatory Authority (“FINRA”) Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of such “affiliates” or “associated persons” and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any

Underwriter or any such “affiliates” or “associated persons”, on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package or Prospectus.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Representatives in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to matters covered thereby.

3. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Securities at a price equal to 99.35% of the aggregate principal amount thereof, plus accrued interest, if any, from November 21, 2013, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of the Securities set forth opposite that Underwriter’s name in Schedule 1 hereto.

The Company shall not be obligated to deliver any of the Securities to be delivered on the Closing Date, except upon payment for all such Securities to be purchased on such Closing Date as provided herein.

4. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made at 9:30 a.m., New York City time, on November 21, 2013 or at such other time or date as shall be determined by agreement between the Representatives and the Company. This time and date are sometimes referred to as the “Closing Date.” Delivery of the Securities shall be made to Goldman, Sachs & Co. against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and date specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Securities through the facilities of Depository Trust Company unless the Representatives shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters.

(a)	The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives in writing, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representatives in writing, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement); (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives in writing and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably delayed or withheld);

(vi) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably delayed or withheld);

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(ix) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus; and

(xi) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the

Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), such consent not to be unreasonably withheld, delayed or conditioned; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incurred by the Company and, to the extent expressly provided in this Section 7 and in Sections 9 and 12, incurred by the Underwriters incident to and in connection with: (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Indenture, the Form T-1 and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Indenture, the Form T-1 and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities (including related reasonable and reasonably documented fees and expenses of counsel to the Underwriters); (e) any required review by FINRA of the terms of sale of the Securities (including related reasonable and reasonably documented fees and expenses of counsel to the Underwriters); (f) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and reasonably documented fees and expenses of counsel to the Underwriters not to exceed $10,000); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper”; (h) the fees, costs and charges of the Trustee, including the fees and expenses of counsel for the Trustee; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Representatives and officers of the Company; (j) any fees required to be paid to rating agencies incurred in connection with the ratings of the Securities; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as expressly provided in this Section 7 and in Sections 9 and 12, the Underwriters shall pay any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

8. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the date of the Prospectus and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)

The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or any document incorporated by reference therein or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)

No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Sidley Austin LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Indenture, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)

Burr & Forman LLP shall have furnished to the Underwriters its written opinion and letter, as counsel to the Company, addressed to the Underwriters and delivered and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the forms attached hereto as Exhibit A-1 and Exhibit A-2.

(e)

Jeffrey P. Lisenby, General Counsel of the Company, shall have furnished his written opinion and letter addressed to the Underwriters and delivered and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit A-3 and Exhibit A-4.

(f)

The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)

At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)

With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, (iii) covering financial information in the Prospectus and (iv) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)

The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of any two of its Chief Executive Officer, President, Senior Vice Presidents, Chief Financial Officer or General Counsel to the effect that:

(A) The representations and warranties of the Company in Section 2 are true and correct on and as of the Closing Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(B) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(C) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of each Effective Date, (2) the Prospectus, as of the date of the most recent Preliminary Prospectus and as of the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)

Except as described in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, business, properties or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package, the Prospectus or this Agreement.

(k)

Subsequent to the execution and delivery of this Agreement, (i) no downgrade in the rating of the Company or any of its Material Insurance Subsidiaries (as defined below) or their respective financial strength or claims paying ability or the rating of any of the Company’s securities by A.M. Best Company, Inc. (“A.M. Best”) or by any other “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act (together with A.M. Best, the “Rating Agencies”) shall have occurred or be pending and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company or any of its Material Insurance Subsidiaries or their respective financial strength or claims paying ability or the rating of any of the Company’s securities. As used herein, “Material Insurance Subsidiaries” means those subsidiaries listed on Schedule 4 attached hereto.

(l)

Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ National Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package, the Prospectus or this Agreement.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, members and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of

Securities), to which that Underwriter or that affiliate, director, officer, member, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, member, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or that affiliate, director, officer, member, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or the Prospectus, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, member, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or (ii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person of the Company

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective affiliates, directors, officers, members, employees and controlling persons, as the case may be, who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party and its affiliates, directors, officers, members, employees and controlling persons, as the case may be, shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective affiliates, directors, officers, members, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) or

9(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the principal amount of Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages and expenses that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm, and the Company acknowledges and agrees, that the statements set forth in the concession figure appearing in the third paragraph under the caption “Underwriting”, the second sentence in the fourth paragraph under the caption “Underwriting” (relating to market making by the Underwriters) and the first sentences of the fifth and sixth paragraphs under the caption “Underwriting” (relating to stabilization by the Underwriters) in the Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus or the Prospectus.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 8(j), 8(k) and 8(l) shall have occurred, or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

11. Default of One or More of the Several Underwriters. If, on the Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 7, Section 9, and Section 12 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement to be performed on its part hereunder, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason, or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)

if to the Underwriters, shall be delivered or sent by mail to Goldman, Sachs & Co. 200 West Street, New York, New York 10282, Facsimile: (212) 902-9316, Attention: Registration Department; and Wells Fargo Securities, LLC, 550 South Tryon Street, Fifth Floor, Charlotte, North Carolina 28202, Facsimile: (704) 410-0326, Attention: Transaction Management; and

(b)	if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company at 100 Brookwood Place, Birmingham, Alabama 35209, Facsimile: (205) 868-4073.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers, members and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

20. Governing Law; Submission to Jurisdiction. This Agreement and any matters related to this transaction shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the state of New York. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

21. Waiver of Jury Trial. THE COMPANY AND THE UNDERWRITERS HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company and the Underwriters agree that a final judgment in any such proceeding brought in any court shall be conclusive and binding upon the Company and the Underwriters, as applicable, and may be enforced in any other courts in the jurisdiction of which the Company or the Underwriters are or may be subject, by suit upon such judgment.

22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PROASSURANCE CORPORATION

By:	/s/ W. Stancil Starnes
	Name:	W. Stancil Starnes
	Title:	Chairman and Chief Executive Officer

Accepted:

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

SCHEDULE 1

Underwriters	Aggregate Principal Amount of Securities to be Purchased

Goldman, Sachs & Co.	$120,000,000

Wells Fargo Securities, LLC	$92,500,000

U.S. Bancorp Investments, Inc.	$25,000,000

BB&T Capital Markets, a division of BB&T Securities, LLC	$6,250,000

J.P. Morgan Securities LLC	$6,250,000

Total	$250,000,000

SCHEDULE 2

Filed pursuant to Rule 433

Registration No. 333-188786

November 18, 2013

PRICING SUPPLEMENT

Issuer:	ProAssurance Corporation

Security:	5.30% Senior Notes due 2023

Format:	SEC Registered

Ranking:	Senior Notes

Offering Size:	$250,000,000

Pricing Date:	November 18, 2013

Settlement Date (T+3):	November 21, 2013

Maturity Date:	November 15, 2023

Interest Payment Dates:	Semi-annually on each May 15 and November 15, beginning May 15, 2014

Treasury Benchmark:	UST 2.75% due November 15, 2023

Benchmark Price / Yield:	100-21 / 2.675%

Spread to Benchmark:	262.5 basis points

Yield to Maturity:	5.300%

Coupon:	5.300%

Issue Price:	100.000%

Day Count Basis:	30 / 360

Optional Redemption:	At any time at the greater of par or make-whole at Treasury plus 40 basis points

Minimum Denomination:	$2,000 x $1,000

CUSIP / ISIN:	74267C AC0 / US74267CAC01

Joint Book-Running Managers:	Goldman, Sachs & Co. Wells Fargo Securities, LLC U.S. Bancorp Investments, Inc.

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC J.P. Morgan Securities LLC

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (as supplemented) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll free at 1-866-471-2526; Wells Fargo Securities, LLC toll-free at 1-800-326-5897; or U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

SCHEDULE 3

SIGNIFICANT SUBSIDIARIES

PRA Professional Liability Group, Inc. (Delaware)

ProAssurance Mid-Continent Underwriters, Inc. (Texas)

IAO, Inc. (Alabama)

ProAssurance Group Services Corporation (Alabama)

Hamilton Resources Corporation (Delaware)

ProAssurance Indemnity Company, Inc. (Alabama)

ProAssurance Casualty Company (Michigan)

Medmarc Casualty Insurance Company (Vermont)

Noetic Specialty Insurance Company (Vermont)

ProAssurance Specialty Insurance Company, Inc. (Alabama)

Podiatry Insurance Company of America (Illinois)

PACO Assurance Company, Inc. (Illinois)

SCHEDULE 4

MATERIAL INSURANCE SUBSIDIARIES

ProAssurance Indemnity Company, Inc. (Alabama)

ProAssurance Casualty Company (Michigan)

Medmarc Casualty Insurance Company (Vermont)

Noetic Specialty Insurance Company (Vermont)

ProAssurance Specialty Insurance Company, Inc. (Alabama)

Podiatry Insurance Company of America (Illinois)

PACO Assurance Company, Inc. (Illinois)

EXHIBIT A-1

FORM OF OPINION OF BURR & FORMAN LLP

(i) The Securities have been duly authorized, executed, delivered and issued by the Company and, when authenticated in accordance with the provisions of the Base Indenture and the First Supplemental Indenture and when delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(ii) Each of the Base Indenture and the First Supplemental Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed by the Trustee and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(iii) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any New York or federal court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the issue and sale of the Securities, the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby.

(iv) The statements made in each of the Preliminary Prospectus and the Prospectus under the captions “Description of Notes”, “Description of Debt Securities” and “Material U.S. Federal Income Tax Considerations”, in each case insofar as such statements purport to constitute summaries of the Company’s Securities, the terms of agreements or other documents referred to therein, matters of U.S. federal income tax law or legal conclusions with respect thereto, or other legal matters, constitute accurate summaries of such matters in all material respects.

(v) The Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation and is in good standing under such laws, with full corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the most recent Preliminary Prospectus and the Prospectus.

(vi) The Company has all requisite corporate power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in the Agreement, the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(vii) The Company has all necessary corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.

(viii) Neither the issue or sale of the Securities, the execution, delivery or performance of the Transaction Documents nor consummation of the transactions contemplated thereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation or by-laws of the Company.

(ix) The Company is not, and will not upon application of the proceeds from the sale of the Securities be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x) The Registration Statement, as of the date it first became effective and as of the date hereof, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and as of the date hereof (other than the Trustee’s Statement of Eligibility on Form T-1) complied and comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (it being understood that such counsel expresses no opinion with respect to the financial statements or other financial data that is included or incorporated by reference in or omitted from the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus specified on such schedule, to any trustee’s statement of eligibility on Form T-1 or to the Incorporated Documents1).

(xi) The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable thereto (it being understood that such counsel expresses no opinion with respect to the financial statements or other financial data that is included or incorporated by reference in or omitted therefrom).

(xii) The Registration Statement and any post-effective amendments thereto became effective under the Securities Act as of the respective dates they were filed with the Commission, and the most recent Preliminary Prospectus and any supplements thereto, the Prospectus and any supplements thereto and the FWP2 were filed with the Commission pursuant

[1]

“Incorporated Documents” means, when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

[2]	“FWP” means the free writing prospectus dated [ ], 2013 in the form first provided to the Underwriters for use in connection with the offering of the Securities.

to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the respective dates specified therein, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or, to the knowledge of such counsel, threatened by the Commission.

(xiii) The descriptions in the most recent Preliminary Prospectus and the Prospectus under the caption “Benefit Plan Investor Considerations” of statutes, regulations, and legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters, documents or proceedings, fairly present the information called for with respect to such legal matters, documents or proceedings and are accurate in all material respects.

In rendering such opinion, such counsel may state that they have relied, as to factual matters, to the extent they deem such reliance proper, upon certificates of officers of the Company and its subsidiaries and other documents.

EXHIBIT A-2

FORM OF 10b-5 LETTER OF BURR & FORMAN LLP

Such counsel has participated in conferences with officers and other representative of the Company, representative of the independent registered public accounting firm for the Company, representative of counsel for the Underwriters and representative of the Underwriters at which the contents of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (in each case, including the documents incorporated by reference therein) and the Issuer Free Writing Prospectuses, if any, specified on a schedule to such letter (which schedule shall be reasonably acceptable to the Representative), and related matters were discussed. Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, specified on such schedule, such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents except as provided in paragraphs (iv) and (xiii) of such counsel’s opinion to the Underwriters of even date therewith. Subject to the foregoing, such counsel advises the Underwriters that no facts have come to their attention that lead them to believe that (i) the Registration Statement (including the documents filed under the Exchange Act incorporated by reference therein) as of its most recent effective date (which for purposes of this letter shall be deemed to be the date upon which the Applicable Time occurred), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the most recent Preliminary Prospectus and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the most recent Preliminary Prospectus together with the information included on Schedule 2 to the Agreement and the Issuer Free Writing Prospectus, if any, set forth on such schedule, taken together, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment with respect to the financial statements or other financial data that is included in, incorporated by reference or omitted from the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus specified on such schedule or to any trustee’s statement of eligibility on Form T-1).

Such letter shall expressly state that, as used therein, all references to the Registration Statement, the most recent Preliminary Prospectus and the Prospectus shall include the documents incorporated and deemed to be incorporated by reference therein.

EXHIBIT A-3

FORM OF OPINION OF IN-HOUSE COUNSEL

(i) Each of the Significant Subsidiaries has been duly incorporated and is validly existing as corporations under the laws of their respective jurisdictions of incorporation and are in good standing under such laws, with full corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the most recent Preliminary Prospectus and the Prospectus.

(ii) To such counsel’s knowledge, except as disclosed in the Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of the Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of any Lien.

(iii) The issue and sale of the Securities, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions therein contemplated will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries are subject, except where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, earnings or business of the Company and its subsidiaries considered as one enterprise, nor will such actions result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute, rule or regulation of the States of New York or Delaware or the United States of America or any governmental agency or body thereof which, in such counsel’s experience, is ordinarily applicable to transactions of the type contemplated by the Agreement, or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

(iv) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws or other organizational document or in default in the performance of observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries are subject.

(v) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(vi) No order of the Commission directed to any document incorporated by reference in the Registration Statement has been issued, and no challenge by appropriate proceedings has been made to the accuracy or adequacy of any document incorporated by reference in the Registration Statement.

(vii) The Company and each Insurance Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the financial condition, earnings or business of the Company and its subsidiaries considered as one enterprise.

(viii) To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Company and any of its subsidiaries which are required to be disclosed in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, other than those disclosed therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries are parties or to which any of their property is subject which are not described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would, considered in the aggregate, not reasonably be expected to have a material adverse effect on the financial condition, earnings or business of the Company and its subsidiaries considered as one enterprise.

(ix) To such counsel’s knowledge, each subsidiary of the Company holds such licenses, certificates, authorizations and permits from governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of its insurance business as presently operated; each subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to such counsel’s knowledge, threatened action, suit, or proceeding that may reasonably be expected to lead to the revocation, termination or suspension of any such license, certificate, authorization or permit (including, without limitation, the Insurance Licenses), except for an action, suit or proceeding which would not have a material adverse effect on the financial condition, earnings or business of the Company and its subsidiaries, considered as one enterprise, and except, in each of the foregoing cases, as to licenses, certificates, authorizations or permits, the failure of which to obtain or maintain would not have a material adverse effect on the management, financial position, stockholders’ equity or results of operations, of the Company and its subsidiaries considered as one enterprise.

(x) No insurance regulatory agency or body has issued any order or decree that by its terms is specifically applicable to one or more of the Insurance Subsidiaries, as opposed to insurance companies generally, restricting or prohibiting the payment of dividends by any of the Insurance Subsidiaries to their respective parent companies.

(xi) The descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (including, without limitation, the descriptions in the documents incorporated by reference therein) of statutes, regulations, and legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters, documents or proceedings, fairly present the information called for with respect to such legal matters, documents or proceedings and are accurate in all material respects.

(xii) To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or to be filed as exhibits thereto which are not described or filed as required.

Such counsel may also state that they have relied, as to factual matters but not legal conclusions, to the extent such counsel deems such reliance proper, upon certificates of officers of the Company and its subsidiaries and other documents.

EXHIBIT A-4

FORM OF 10b-5 LETTER OF IN-HOUSE COUNSEL

Such counsel has participated in conferences with officers and other representative of the Company, representative of the independent registered public accounting firm for the Company, representative of counsel for the Underwriters and representative of the Underwriters at which the contents of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (in each case, including the documents incorporated by reference therein) and the Issuer Free Writing Prospectuses, if any, specified on a schedule to such letter (which schedule shall be reasonably acceptable to the Representative), and related matters were discussed. Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, specified on such schedule, such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents except as provided in paragraphs (viii), (xi) and (xii) of such counsel’s opinion to the Underwriters of even date therewith. Subject to the foregoing, such counsel advises the Underwriters that no facts have come to his attention that lead him to believe that (i) the Registration Statement (including the documents filed under the Exchange Act incorporated by reference therein) as of its most recent effective date (which for purposes of this letter shall be deemed to be the date upon which the Applicable Time occurred), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the most recent Preliminary Prospectus and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the most recent Preliminary Prospectus together with the information included on Schedule 2 to the Agreement and the Issuer Free Writing Prospectus, if any, set forth on such schedule, taken together, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment with respect to the financial statements or other financial data that is included in, incorporated by reference or omitted from the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus specified on such schedule or to any trustee’s statement of eligibility on Form T-1).

Such letter shall expressly state that, as used therein, all references to the Registration Statement, the most recent Preliminary Prospectus and the Prospectus shall include the documents incorporated and deemed to be incorporated by reference therein.